Exhibit 99.1

Contacts:	Christine Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com
HMS HOLDINGS CORP. ANNOUNCES FIRST QUARTER 2010 RESULTS AND
REVISED 2010 GUIDANCE
•	Q1 2010 Revenue of $65.0 million (+30%y/y), Net Income of $7.6 million (+33% y/y) and EPS $0.27 (+29% y/y)

•	2010 EPS Guidance Increased to $1.38 from $1.34 (+27% y/y)
NEW YORK, N.Y., April 30, 2010—HMS today announced financial results for its first quarter ended March 31, 2010.
For the first quarter of 2010, revenue increased 30.1% to $65.0 million, compared with $49.9 million for the same period a year ago. Net income for the quarter was $7.6 million or $0.27 per fully diluted share compared to net income of $5.7 million or $0.21 per fully diluted share for the same period a year ago.
The Company is increasing its 2010 guidance from $280.5 million in revenue and $1.34 in fully diluted EPS to $290 million (+26.5% y/y) in revenue and $1.38 (+26.6% y/y) in fully diluted EPS.
“This quarter represents the best first fiscal quarter in the company’s history, and gives us the confidence to raise our full year revenue and earnings guidance for 2010,” said Bill Lucia, Chief Executive Officer of HMS. “We continue to see increased adoption of our cost containment solutions with new clients as well as the expansion of opportunities within our existing base. We will continue to innovate in providing market-leading solutions and position ourselves strategically to assist clients with the interpretation and rollout of healthcare reform.”
HMS will be hosting its first quarter 2010 conference call and webcast with the investment community on Friday, April 30, 2010 at 9:00 am Eastern Time. Individuals can access the webcast at http://investor.hms.com or listen to the call at 1-877-723-9518. International participants can listen to the call at 1-719-325-4817.
The webcast will be archived on the website. Individuals can access the webcast at http://investor.hms.com or listen to the replay at 1-888-203-1112. International participants can listen to the replay at 1-719-457-0820. The passcode is 4950773. The replay will be available at 11 a.m. ET on April 30 through midnight on May 7, 2010.
The HMS Form 10-Q for the quarter March 31, 2010 will be filed and available on our website on http://investor.hms.com or about May 10, 2010, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.
HMS (NASDAQ: HMSY) is the nation’s leader in coordination of benefits and program integrity services for payors of healthcare services. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 100 Medicaid managed care plans; the Centers for Medicare & Medicaid Services (CMS); and Veterans Administration facilities. As a result of the Company’s services, clients recover over $1 billion annually, and save billions of dollars more in erroneous payments.
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Use of Non-GAAP Financials
This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.
The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance. These non-GAAP financial measure are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.
Safe Harbor Statement
This Press Release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of our services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse. A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, a copy of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab. Any forward-looking statements made by us in this Press Release speak only as of the date of this Press Release. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended March 31,
	2010	2009
Revenue	$64,952	$49,941

Cost of services:

Compensation	24,530	17,531
Data processing	3,834	3,146
Occupancy	3,432	2,734
Direct project costs	7,574	6,325
Other operating costs	3,374	2,998
Amortization of acquisition related software and intangibles	1,503	1,216

Total cost of services	44,247	33,950

Selling, general & administrative expenses	7,989	6,131

Total operating expenses	52,236	40,081

Operating income	12,716	9,860

Interest expense	(23)	(287)
Interest income	17	97

Income before income taxes	12,710	9,670
Income taxes	5,131	3,965

Net income	$7,579	$5,705

Basic income per common share data:
Net income per basic share	$0.28	$0.22

Weighted average common shares outstanding, basic	26,919	25,614

Diluted income per share data:
Net income per diluted share	$0.27	$0.21

Weighted average common shares, diluted	28,177	27,205

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(In Thousands, Except Share Amounts)
(unaudited)

	March 31,	December 31,
	2010	2009
Assets
Current Assets:
Cash and cash equivalents	$75,398	$64,863
Accounts receivable, net of allowance of $602 and $614 at March 31, 2010 and December 31, 2009	62,359	64,750
Prepaid expenses and other current assets, including net deferred tax assets of $778 and $804 at March 31, 2010 and December 31, 2009	6,379	10,828

Total current assets	144,136	140,441

Property and equipment, net	21,442	20,902
Goodwill, net	88,220	91,520
Deferred income taxes, net	229	—
Intangible assets, net	18,473	16,798
Other assets	905	983

Total assets	$273,405	$270,644

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable, accrued expenses and other liabilities	$17,675	$26,474

Total current liabilities	17,675	26,474

Long-term liabilities:
Accrued deferred rent	3,555	3,675
Other liabilities	1,978	2,202

Total long-term liabilities	5,533	5,877

Total liabilities	23,208	32,351

Shareholders’ Equity:

Preferred Stock — $. 01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock — $ .01 par value; 45,000,000 shares authorized; 28,655,502 shares issued and 26,992,656 shares outstanding at March 31, 2010; 28,533,406 shares issued and 26,870,560 shares outstanding at December 31, 2009	287	285
Capital in excess of par value	180,118	175,795
Retained earnings	79,189	71,610
Treasury stock, at cost; 1,662,846 shares at March 31, 2010 and December 31, 2009	(9,397)	(9,397)

Total shareholders’ equity	250,197	238,293

Total liabilities and shareholders’ equity	$273,405	$270,644

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Three months ended March 31, 2010 and 2009
(in Thousands)
(unaudited)

	Three Months ended March 31,
	2010	2009
Operating activities:
Net income	$7,579	$5,705
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of fixed assets	—	1
Depreciation and amortization	3,680	3,359
Share-based compensation expense	1,761	1,308
(Increase)/decrease in deferred tax asset	(529)	271
Changes in assets and liabilities:
Decrease/(increase) in accounts receivable	2,391	(1,392)
Decrease in prepaid expenses and other current assets	4,423	751
Decrease in other assets	78	1
Decrease in accounts payable, accrued expenses and other liabilities	(7,749)	(5,845)

Net cash provided by operating activities	11,634	4,159

Investing activities:
Purchases of property and equipment	(3,122)	(3,005)
Investment in capitalized software	(541)	(355)

Net cash used in investing activities	(3,663)	(3,360)

Financing activities:
Proceeds from exercise of stock options	1,180	1,586
Repayment of long-term debt	—	(1,575)
Excess tax benefit from exercised stock options	1,384	3,108

Net cash provided by financing activities	2,564	3,119

Net increase in cash and cash equivalents	10,535	3,918

Cash and cash equivalents at beginning of period	64,863	49,216

Cash and cash equivalents at end of period	$75,398	$53,134

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$572	$75

Cash paid for interest	$—	$232

Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$183	$534

HMS HOLDINGS CORP. AND SUBSIDIARIES
Reconciliation of net income to EBITDA and adjusted EBITDA
(In Thousands)
(unaudited)
As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share based compensation expense (adjusted EBITDA) was $18.2 million for the first quarter of 2010, an increase of 25.4% over the same period a year ago.
Reconciliation of net income to EBITDA and adjusted EBITDA

	Three Months Ended
	March 31,
	2010	2009
Net Income	$7,579	$5,705

Net interest expense	6	190
Income taxes	5,131	3,965
Depreciation and amortization, net of deferred financing costs, included in net interest expense (income)	3,680	3,314

Earnings before interest, taxes, depreciation and amortization (EBITDA)	16,396	13,174
Share-based compensation expense	1,761	1,308

Adjusted EBITDA	$18,157	$14,482